UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2010

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway

Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the proposed acquisition of FGX International Holdings Limited (“FGX”) by Essilor International (“Essilor”) has expired with no action by either the Federal Trade Commission or the U.S. Department of Justice. The expiration of the waiting period satisfies a condition to the closing of the proposed acquisition.

The special meeting of FGX’s shareholders to vote on the proposed acquisition is scheduled for Tuesday, March 9, 2010 and will be held at FGX’s headquarters, 500 George Washington Highway, Smithfield, Rhode Island at 10:00 a.m. EST.

As previously announced on December 16, 2009, Essilor and FGX have entered into a definitive agreement pursuant to which Essilor will acquire all of the outstanding ordinary shares of FGX for $19.75 per share in cash. Subject to the satisfaction of the remaining conditions to closing, the transaction is expected to close in the first quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

February 15, 2010	By:	/s/ Alec Taylor
Alec Taylor
Chief Executive Officer